UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Coleman Cable, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 6, 2012

Waukegan, Illinois

Dear Shareholders:

I am pleased to invite you to attend Coleman Cable’s 2012 Annual Meeting of Shareholders on Tuesday, May 1, 2012 at 11:00 a.m., Central time, at our headquarters at 1530 Shields Drive, Waukegan, Illinois 60085.

The notice of Annual Meeting of Shareholders and Proxy Statement that follow describe those matters to be voted on at the meeting. Your proxy card and our 2011 Annual Report on Form 10-K are also enclosed.

Your vote is important. To make it easier for you to vote your shares, you have the choice of voting over the Internet, by telephone, or by completing and returning the enclosed proxy card, which describes your voting options in greater detail.

Sincerely,

G. Gary Yetman

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 6, 2012

Waukegan, Illinois

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Coleman Cable, Inc., which we refer to as the Company, which will be held on Tuesday, May 1, 2012, at 11:00 a.m., Central time, at the Company’s headquarters at 1530 Shields Drive, Waukegan, Illinois 60085 for the following purposes:

1. To elect David Bistricer, Dennis J. Martin and Denis E. Springer as Class III directors;

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012; and

3. To transact such other business, if any, as lawfully may be brought before the meeting.

The record date for the Annual Meeting is March 2, 2012. Only shareholders of record, as shown by the transfer books of the Company, at the close of business on March 2, 2012, are entitled to notice of, and to vote at, the Annual Meeting.

We are pleased to offer multiple options for voting your shares. As detailed in the “Information About the Annual Meeting of Shareholders and Voting” section of this Proxy Statement, you can vote your shares via the Internet or by telephone, mail or written ballot at the Annual Meeting. We encourage you to vote via the Internet, telephone or by returning the enclosed proxy in the return envelope furnished for that purpose as promptly as possible, whether or not you plan to attend the meeting.

Whether you attend the meeting or not, your vote is important, and we encourage you to vote promptly. You may revoke your proxy for any reason in the manner described in the attached Proxy Statement. For further information concerning the individuals nominated as directors and the proposals being voted upon, you are urged to read the enclosed Proxy Statement.

By Order of the Board of Directors,

/s/ Richard N. Burger
Richard N. Burger
Secretary

THE DATE OF THIS PROXY STATEMENT IS APRIL 6, 2012, AND IT IS BEING DELIVERED

TO SHAREHOLDERS ON OR ABOUT APRIL 10, 2012.

COLEMAN CABLE, INC.

1530 Shields Drive

Waukegan, Illinois 60085

April 6, 2012

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS AND VOTING

Time, Place and Purpose

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the “Board”) of Coleman Cable, Inc., which we refer to as “Coleman Cable,” “we,” “us,” “our,” or the “Company,” is soliciting your proxy to vote at the 2012 Annual Meeting, which will be held on Tuesday, May 1, 2012, at 11:00 a.m., Central time, at the Company’s headquarters at 1530 Shields Drive, Waukegan, Illinois 60085. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 accompanies this Proxy Statement. Our Annual Report on Form 10-K may also be found on our website at www.colemancable.com.

This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card or vote by telephone or via the Internet.

Agenda

There are two proposals scheduled to be voted on at the Annual Meeting:

•	the election of David Bistricer, Dennis J. Martin and Denis E. Springer as Class III directors; and

•	the ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for 2012.

Coleman Cable’s Board recommends that you vote your shares (1) “FOR” each of the three nominees to the Board and (2) “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent auditors for 2012.

Voting Securities and Record Date; Vote Required

March 2, 2012 is the record date for the Annual Meeting of Shareholders. If you owned shares of our common stock at the close of business on March 2, 2012, you are entitled to vote. On that date, we had 17,605,030 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Our common stock is our only class of voting stock. We will begin mailing this Proxy Statement on or about April 10, 2012 to all shareholders entitled to vote. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s headquarters ten days prior to the meeting.

You have one vote for each share of our common stock registered in your name that you owned at the close of business on March 2, 2012. A majority of the shares entitled to vote represented in person or by proxy will constitute a quorum for action at the Annual Meeting.

The election of each nominee for Class III director requires the affirmative vote of a plurality of the votes cast on such proposal at the Annual Meeting. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Your vote may be cast “FOR” all nominees for director or your vote may be “WITHHELD” with respect to one or more of the nominees. The ratification of the selection of Deloitte & Touche LLP as independent auditors for 2012 requires the affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting. Your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN” with respect to the ratification of our independent auditors. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. See “—Voting Methods; Proxies” below.

Shareholders of Record and Shares Held Through a Stockbroker, Bank or Other Nominee

Many of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent to you directly by Coleman Cable. As the shareholder of record, you have the right to grant your voting proxy directly to Coleman Cable or to vote in person at the Annual Meeting. Coleman Cable has enclosed a proxy card for you to use. You may also may on the Internet or by telephone as described below under the heading “—Voting Methods; Proxies—Voting by Proxy.”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares and are also invited to attend the Annual Meeting. If you do not give your broker or nominee instructions on how to vote your shares, your broker or nominee can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. “Proposal No. 1: Election of Directors,” is considered a non-routine matter for which your broker or nominee may not vote without explicit instructions from you (a “broker non-vote”). Broker non-votes and shares as to which proxy authority has been withheld with respect to non-routine matters will have no effect on the outcome of the vote on any such matter. “Proposal No. 2: Ratification of Appointment of Independent Auditors” is a routine matter for which your broker or nominee may vote your shares without explicit instructions from you. If you have instructed your broker to vote your shares, you must follow the directions provided by your broker to change these instructions. See “—Revocation of Proxies” below.

Voting Methods; Proxies

Voting by Proxy

The use of a proxy allows your shares to be voted at the Annual Meeting even if you do not attend the Annual Meeting in person. If you are a shareholder of record, you may submit your proxy as follows:

•	by the Internet at www.voteproxy.com;

•	by toll-free telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries; or

•	by completing and mailing your proxy card in the return envelope furnished for that purpose.

If you vote your shares using any of the first three methods described above, the shares represented by the proxy will be voted at the meeting or at any adjournment or postponement thereof. Where you specify specific choices, your shares will be voted as specified. If you submit the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board:

•	“FOR” the election of David Bistricer, Dennis J. Martin and Denis E. Springer as Class III directors; and

•	“FOR” the ratification of Deloitte & Touche LLP as our independent auditors for 2012.

If any other matter is presented at the Annual Meeting, your proxy will vote your shares in accordance with his or her best judgment. At the time we mailed this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those matters described above under “—Agenda.”

If you are a beneficial owner and hold your shares in “street name,” you should follow the instructions provided by your broker or nominee. You may need to contact your broker or nominee to determine if you are able to vote via the Internet or by telephone.

Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Voting at the Annual Meeting

If you are a holder of record and choose to vote your shares in person at the Annual Meeting, please bring the enclosed proxy card or proof of identification with you to the Annual Meeting.

If your shares are held in the name of your broker, bank or other nominee, you must bring to the Annual Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show that you were the beneficial owner of the shares on March 2, 2012. Only persons who can prove that they are shareholders will be admitted to the Annual Meeting.

We will publish the preliminary or, if available, final voting results by filing a Current Report on Form 8-K with the Securities and Exchange Commission within four business days of the Annual Meeting.

Revocation of Proxies

A proxy may be revoked prior to the Annual Meeting by:

•	delivering a later-dated proxy, including by telephone or the Internet;

•	sending a signed notice of revocation to Coleman Cable’s Corporate Secretary at 1530 Shields Drive, Waukegan, Illinois 60085 that is dated later than the date of your proxy; or

•	attending the Annual Meeting and voting in person.

If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

Solicitation of Proxies

The Board and management of Coleman Cable are making this solicitation of proxies from shareholders. Coleman Cable will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person without additional compensation. We will reimburse our transfer agent and banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to beneficial owners.

Director Attendance at the Annual Meeting

Although we do not have a formal policy regarding director and management attendance at shareholder meetings, we encourage our directors and key members of management to attend the Annual Meeting. All of the directors of Coleman Cable attended the 2011 annual meeting in person or by telephone.

Adjournments and Postponements

Although it is not expected, the Annual Meeting may be adjourned or postponed. Any adjournment or postponement may be made without notice, other than an announcement made at the Annual Meeting, by approval of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting, whether or not a quorum exists. Any signed proxies received by Coleman Cable will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the Annual Meeting will allow our shareholders who have already sent in their proxies to revoke them at any time prior to use in the manner described above under “—Revocation of Proxies.”

PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

Our Amended and Restated By-Laws empower the Board to fix the exact number of directors and appoint persons into three classes, with the directors of each class to hold office for staggered terms of three years each. The Board has set the number of directors at eight, including three Class III directors.

Unless otherwise specifically directed, the persons named as proxies will vote for the nominees described below. We know of no reason why any nominee would be unable to serve as a director. However, if any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of directors, the Board may fill the vacancy until the next Annual Meeting.

Directors are elected by a plurality of the votes cast by shareholders entitled to vote on their election at a meeting at which a quorum is present. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Any shares for which authority is withheld to vote for director nominees and broker non-votes have no effect on the election of directors.

Following recommendation from the Nominating and Corporate Governance Committee, the Board has nominated David Bistricer, Dennis J. Martin and Denis E. Springer for re-election as Class III directors of the Company to serve three year terms to expire at the Annual Meeting of Shareholders in 2015. The Board has determined that Messrs. Bistricer, Martin and Springer are independent, as further described below under “—Director Independence.” All nominees have consented to being named in this Proxy Statement and to serve as directors if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE

NOMINEES AS DIRECTORS OF THE COMPANY.

Set forth below is information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting. There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee, except as noted below.

Nominees for Election for Terms Expiring in 2015

David Bistricer, age 62, has been Co-Chairman of the Board since January 1999. He was previously co-chairman of Riblet Products Corporation from January 1987 until its merger with the Company in 2000. Since 1995, Mr. Bistricer has been the managing member of Berkshire Capital LLC, a real estate investment firm operating in New York and New Jersey. Mr. Bistricer’s niece is the wife of Mr. Levinson, one of our directors. Mr. Bistricer brings to the Board industry experience, leadership abilities and strategic insight that make him a valuable asset as Co-Chairman of Coleman Cable’s Board.

Dennis J. Martin, age 61, joined the Board in February 2008. Mr. Martin has served as the President and Chief Executive Officer of Federal Signal Corporation (NYSE: FSS) since November 2010 and as a director of Federal Signal Corporation since 2008. Mr. Martin also has been an independent consultant since 2005. Mr. Martin is Vice President of BD Martin Group LLC, a consulting firm, a position he has held since 2005. From 2001 to 2005, he was the Chairman, President and Chief Executive Officer of General Binding Corporation (GBC), a manufacturer and marketer of binding and laminating office equipment. He joined GBC from Illinois Tool Works (NYSE: ITW) where he was Executive Vice President and Chief Executive Officer of the Welding Products Group. He enjoyed a ten-year career at Illinois Tool Works after joining from Ingersoll-Rand Company. In addition to our Board and the board of Federal Signal Corporation, Mr. Martin has also served as a director of

HNI Corporation (NYSE: HNI) since 2000. Additionally, Mr. Martin served on the board of directors of A.O. Smith Corporation (NYSE: AOS) from 2004 until 2005. Mr. Martin’s considerable management experience in the manufacturing industry makes him a valuable asset to the Company’s Board.

Denis E. Springer, age 66, joined the Board in April 2007. In 1999, Mr. Springer retired as Senior Vice President and Chief Financial Officer of Burlington Northern Santa Fe Corporation, a position he held since 1995. From 1999 to 2010, Mr. Springer served as a trustee of Aston Funds, a family of mutual funds headquartered in Chicago. He served on Aston Funds’ audit, valuation and nominating and corporate governance committees. Mr. Springer brings to the Board extensive financial knowledge and managerial experience.

Directors Whose Terms of Office Will Continue after this Meeting

Directors Whose Terms Expire in 2013

Isaac M. Neuberger, age 65, joined the Board in November 2007. Mr. Neuberger is a founding principal of the law firm of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., located in Baltimore, Maryland. He also serves as a member of the Board of Directors of AmTrust Financial Services, Inc. (NASDAQ: AFSI). Mr. Neuberger’s substantial experience rendering legal advice in a variety of corporate transactional areas makes him an important contributor to the Company’s Board.

Nachum Stein, age 63, has been Co-Chairman of the Board since January 1999. He founded and is currently Chairman and Chief Executive Officer of American European Group and its subsidiaries, an insurance holding company. He was previously co-chairman of Riblet Products Corporation from January 1987 until its merger with the Company in 2000. Mr. Stein has also been a member of the Board of Directors of Alliqua, Inc. since 2011. Mr. Stein brings to the Board in-depth knowledge of the Company and strong business experience as well as management and finance expertise that make him a valuable asset as Co-Chairman of the Board.

G. Gary Yetman, age 57, joined our predecessor company in 1986 and has served as President and Chief Executive Officer and as a director of the Company since December 1999. Prior to his current role, Mr. Yetman held various senior management positions with our predecessor company and within the electrical industry. Mr. Yetman’s substantial leadership experience and knowledge of the Company and his positions as President and Chief Executive Officer make him a key director of the Company. Mr. Yetman’s employment agreement gives him the right to serve as a director of Coleman Cable and each of its affiliates.

Directors Whose Terms Expire in 2014

Shmuel D. Levinson, age 38, joined the Board in March 2005. Since 1996, he has been the principal in his family business, a commercial and residential real estate development company, as well as for Trapeeze Inc., a real estate investment company. Mr. Levinson is currently the Managing Director of Levinson Capital Management LLC, a private equity investment fund. Mr. Levinson is a director of Optician Medical Inc., a medical device manufacturer, Canary Wharf Group PLC, a real estate development and investment group, and Songbird Estates PLC, a real estate investment company. Mr. Levinson’s wife is the niece of David Bistricer, another of our directors. Mr. Levinson brings to our Board a broad understanding of the strategic priorities of diverse industries.

Harmon S. Spolan, age 76, joined the Board in November 2007. Mr. Spolan is Of Counsel to the law firm of Cozen O’Connor P.C. located in Philadelphia, Pennsylvania, where he is chairman of the firm’s charitable foundation. Prior to joining Cozen in 1999, he served as President, Chief Operating Officer and a director of JeffBanks, Inc., a Nasdaq-traded bank holding company, and its subsidiary Jefferson Bank for 22 years. Mr. Spolan has also served as a consultant for Cohen & Company, Inc., an investment bank, since 2004. Previously, Mr. Spolan was a member of the Board of Directors of Atlas Energy, Inc. (NASDAQ: ATLS) until February 2011 when Atlas was acquired by Chevron Corp. (NYSE: CVX). Previously, Mr. Spolan also served on the Board of Directors of TRM Corporation (NASDAQ: TRMM) from 2002 until 2008. Mr. Spolan brings considerable financial acumen and legal knowledge to our Board.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees the Company’s business and monitors the performance of management. The Board does not involve itself in the Company’s day-to-day operations. The directors keep themselves informed by discussing matters with the Chief Executive Officer, other key executives and our principal external advisors, such as legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials provided by the Company and by participating in Board and committee meetings.

The Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met seven times during 2011. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board of which they were a member held during the year ended December 31, 2011.

Director Independence

The Board has determined that David Bistricer, Shmuel D. Levinson, Dennis J. Martin, Isaac M. Neuberger, Harmon S. Spolan, Denis E. Springer and Nachum Stein are independent directors under the listing standards of NASDAQ. In making its determination of independence, the Board determined that no material relationships existed between the Company and these directors. The Board also considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with the Company. All of the members of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are independent directors.

Board Leadership Structure

The Company’s Amended and Restated By-Laws require the Board to choose the Chairman of the Board from among the directors and provide the Board with the ability to appoint the President or Chief Executive Officer of the Company as the Chairman of the Board. This approach gives the Board the necessary flexibility to determine whether these positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time.

Currently, the Chief Executive Officer role and Co-Chairmen of the Board roles are held by different persons in recognition of the differences in each role’s responsibilities. Our Chief Executive Officer is responsible for setting our strategic direction and day-to-day leadership and performance of the Company. The Co-Chairmen of the Board provide guidance to the Chief Executive Officer, set the agenda for Board meetings and preside over meetings of the Board. The Co-Chairmen of the Board are both independent directors. The Board believes that this structure enhances the Board’s oversight of, and independence from, management, the ability of the Board to carry out its roles and responsibilities on behalf of the shareholders and the Company’s overall corporate governance. This leadership structure also allows the Chief Executive Officer to focus his time and energy on operating and managing the Company and to leverage the experiences and perspectives of the two independent Co-Chairmen of the Board. In accordance with NASDAQ rules, our independent directors meet regularly without management present.

Committees of the Board

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, all of which consist exclusively of members who qualify as independent directors under the applicable requirements of NASDAQ. The Board has adopted a charter for each of these committees, and pursuant to such charters, each of the committees has the authority to retain outside advisors.

Audit Committee

The members of the Audit Committee are Dennis J. Martin, Harmon S. Spolan and Denis E. Springer. Mr. Springer serves as chairman of the Audit Committee. The Board has determined that each member of the Audit Committee satisfies the financial literacy requirements of NASDAQ. Additionally, the Board has determined that Messrs. Martin, Spolan and Springer are “audit committee financial experts,” as that term is defined under Item 407(h) of Regulation S-K under the Securities Act of 1933, as amended.

The Audit Committee monitors (1) the integrity of the financial statements of the Company; (2) the independent public accountant’s qualifications and independence; and (3) the performance and the terms of the engagement of the Company’s independent public accountants.

The Audit Committee met five times in 2011.

Compensation Committee

The members of the Compensation Committee are Dennis J. Martin, Isaac M. Neuberger and Denis E. Springer. Mr. Neuberger serves as chairman of the Compensation Committee.

The Compensation Committee has responsibility for (1) discharging the Board’s responsibilities relating to compensation of the Company’s executives, including the Chief Executive Officer; and (2) reviewing and approving an annual report of the Compensation Committee required by the Securities and Exchange Commission to be included in the Company’s annual meeting proxy statement.

In past years we have engaged (and may in the future engage) a compensation consultant to assist with the design of our executive compensation program. We engaged Hay Group, Inc. as a compensation consultant in 2011. For more information, please see “Executive Compensation—Our Compensation Process” beginning on page 15.

The Compensation Committee met three times in 2011.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Isaac M. Neuberger, Harmon S. Spolan and Nachum Stein. Mr. Spolan serves as chairman of the Nominating and Corporate Governance Committee.

The responsibilities of the Nominating and Corporate Governance Committee include (1) identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of shareholders; and (2) developing and recommending to the Board the Corporate Governance Guidelines and the Code of Business Conduct and Ethics applicable to the Company.

The Nominating and Corporate Governance Committee met three times in 2011.

Risk Oversight

Together with the Board’s standing committees, the Board is responsible for identifying risk and risk controls related to significant business activities, mapping the risks to Company strategy and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to control risk. The Board and its committees regularly review material operational, financial, compensation and compliance risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s policies and guidelines to govern the process by which risk assessment and risk management is undertaken by management, including guidelines and policies to identify the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures. For example, our Director of Internal Audit reports to the Audit Committee on a regular basis with respect to compliance with our risk management policies. The Audit Committee also performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the Board after meeting with our Director of Internal Audit and our independent auditor, Deloitte & Touche LLP. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. The Nominating and Corporate Governance Committee annually reviews the Company’s Corporate Governance Guidelines and their implementation. Each committee regularly reports to the Board.

Director Selection Criteria

In accordance with its charter, the Nominating and Corporate Governance Committee identifies potential nominees for directors from various sources. The Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. The Nominating and Corporate Governance Committee seeks candidates from diverse business and professional backgrounds with outstanding integrity, achievements, judgment and such other skills and experience that will enhance the Board’s ability to serve the long-term interests of the shareholders. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. The Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race and gender. Further, the Nominating and Corporate Governance Committee seeks candidates who are committed to representing the long-term interests of the shareholders. The Nominating and Corporate Governance Committee’s objective is to assemble a slate of directors that can best fulfill the Company’s goals and promote the interests of shareholders.

The Nominating and Corporate Governance Committee may from time to time use its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates and to approve the search firm’s fees and other retention terms, and will specify for the search firm the criteria to use in identifying potential candidates, consistent with the director qualification criteria described above. Following the 2011 Annual Meeting of Shareholders, the Nominating and Corporate Governance Committee did not identify any new nominees for our Board of Directors. Accordingly, the Company has not paid any fees to any third party during this time period for the identification or evaluation of the nominees for our Board of Directors.

The Nominating and Corporate Governance Committee will consider a shareholder’s recommendation for director, but the Nominating and Corporate Governance Committee has no obligation to recommend such candidates for nomination by the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, the shareholder should mail it to: Corporate Secretary, Coleman Cable, Inc., 1530 Shields Drive, Waukegan, Illinois 60085. No person recommended by a shareholder will become a nominee for director and be included in a proxy statement unless the Nominating and Corporate Governance Committee recommends, and the Board approves, such person.

If a shareholder desires to nominate a person for election as director at a shareholders meeting, that shareholder must comply with Section 2.8 of the Company’s Amended and Restated By-Laws, which requires written notice to be given (i) with respect to an election of directors to be held at the annual meeting of shareholders, not later than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of the shareholders and (ii) with respect to an election of directors to be held at a special meeting of shareholders, not later than the close of business on the 10th day following the day on which such notice of the special meeting was first mailed to the shareholders or public disclosure of the date of the special meeting was first made, whichever first occurs. This time period has passed with respect to the 2012 Annual Meeting. With respect to the 2013 Annual Meeting of Shareholders, the Company must receive such written notice on or prior to December 11, 2012. Such notice must meet the requirements set forth in “Shareholder Proposals for 2013 Annual Meeting of Shareholders.”

Corporate Governance Policies

The Board adopted Corporate Governance Guidelines covering issues such as director qualification standards, including independence and director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, directors’ service on other boards, director executive sessions and director interaction with external audiences. The Board also adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees. The Code of Business Conduct and Ethics addresses, among other things, related person transactions, disclosure, legal compliance, insider trading and protection and proper use of Company assets. We will disclose on our website any amendments to, or waivers from, our Code of Ethics that are required to be publicly disclosed pursuant to the rules of the Securities and Exchange Commission or NASDAQ.

The full text of our Corporate Governance Guidelines, Code of Business Conduct and Ethics and each committee charter, is available on the Company’s website located at www.colemancable.com. You can view and print the Corporate Governance Guidelines, the Code of Business Conduct and Ethics and the committee charters by accessing the Company’s website, then clicking on ‘Investors,’ then on ‘Corporate Governance’, and then on ‘Committees and Charters.’ In addition, you may request copies of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics and the committee charters by contacting our Corporate Secretary:

Telephone (847) 672-2300

Facsimile (847) 689-1192

e-mail info@coleman-cable.com

The information contained on our website is not a part of this Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the Securities and Exchange Commission.

Shareholder Communications with Directors

The Board provides a process for shareholders, employees or other interested parties to send communications to the Board. Shareholders, employees or other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chairman of the Audit Committee at auditcommittee@coleman-cable.com. Shareholders, employees or other interested parties wanting to contact the Board, the independent directors, the Co-Chairmen of the Board, the chairman of any Board committee or any other director as to other matters may send an e-mail to directors@coleman-cable.com. The Corporate Secretary has access to these e-mail addresses. Alternatively, shareholders, employees or other interested parties may send written communications to the Board of Directors of Coleman Cable, Inc., c/o Corporate Secretary, 1530 Shields Drive, Waukegan, Illinois 60085. Communication with the Board may be done anonymously.

Compliance with Section 16(a) Beneficial Ownership Reporting in 2010

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based upon our review of reports filed with the Securities and Exchange Commission by the reporting persons, and based upon written representations received from the reporting persons, we believe that all of the reporting persons timely complied with the reporting requirements of Section 16(a) of the Exchange Act during 2011.

MANAGEMENT

The following table sets forth certain information relating to our executive officers.

Name	Age	Position
G. Gary Yetman	57	President, Chief Executive Officer and Director
Richard N. Burger	61	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Richard Carr	60	Executive Vice President, Operations
Michael Frigo	57	Executive Vice President, OEM Group
J. Kurt Hennelly	48	Executive Vice President, Operations
Kenneth A. McAllister	67	Executive Vice President, Distribution Group
Kathy Jo Van	47	Executive Vice President, Retail Group

Mr. Yetman‘s biography can be found above in “Directors Whose Terms of Office Will Continue after this Meeting – Directors Whose Terms Expire in 2013.”

Mr. Burger was named Executive Vice President, Chief Financial Officer, Secretary and Treasurer in December 1999. Mr. Burger joined our predecessor company in July 1996 as Chief Financial Officer. Prior to that time, Mr. Burger served in senior level financial, administrative and manufacturing operations positions at Burns Aerospace Corporation, including as its President and Chief Executive Officer.

Mr. Carr joined the Company as Chief Executive Officer of Copperfield in 2007. In January 2008 he was named Executive Vice President, Operations. Prior to that, Mr. Carr was the President and Chief Executive Officer of Copperfield since co-founding the company in 1990.

Mr. Frigo joined the Company as a Senior Vice President and President of Copperfield in April 2007, and was promoted to Executive Vice President, OEM Group in January 2008. Prior to joining the Company, Mr. Frigo had been Chief Operating Officer of Copperfield since 2005. Prior to that time, Mr. Frigo served as Executive Vice President and Chief Operations Officer of Therm-O-Link, Inc. for eight years.

Mr. Hennelly was named Executive Vice President, Operations in January 2008. Previously, Mr. Hennelly served in variety of senior level positions within both our Consumer Group and Global Sourcing Group since December of 2002, most recently serving as the Vice President of Supply Chain. Mr. Hennelly also previously held a variety of management positions in manufacturing, engineering, materials management and quality assurance since joining our predecessor company in 1987.

Mr. McAllister was named Executive Vice President, Distribution Group in January 2008. Prior to that, he had served as Group Vice President, Specialty Group since January 2005 and Group Vice President of the Consumer Group since February 2007. He joined the Company in October 2002 as Vice President, Wire and Cable, and was also responsible for our OEM/Government sales channel. Prior to joining the company, Mr. McAllister had over 20 years’ experience in the wire and cable industry, including a variety of senior level sales and management positions at General Cable Corporation from 1994 to 2002.

Ms. Van was named Executive Vice President, Retail Group in January 2008. She had served as Group Vice President, Electrical Group since January 2005. Prior to that, Ms. Van had been Vice President, Electrical Distribution since January 2003. Ms. Van joined the Company in 2000 having worked in the electrical distribution industry for 13 years with distributors of various sizes, including WESCO Distribution, Englewood Electric and Midwest Electric.

INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as described below, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options that are currently exercisable or which will become exercisable within 60 days of March 2, 2012 are deemed outstanding for computing the percentage ownership of the person holding such options, but not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess voting power or investment power with respect to such securities. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Percentage of beneficial ownership is based on 17,605,030 shares of common stock outstanding as of March 2, 2012.

Securities Ownership of Directors and Executive Officers

The following table shows shares of our common stock owned directly or indirectly by our directors and named executive officers as of March 2, 2012. The address for each beneficial owner is c/o Coleman Cable, Inc., 1530 Shields Drive, Waukegan, Illinois 60085.

Name	Number of Shares	Percent
David Bistricer(1)	278,848	1.6%
Richard N. Burger(2)	646,799	3.6%
Michael A. Frigo(3)	44,230	*
Shmuel D. Levinson	55,538	*
Dennis J. Martin	46,040	*
Isaac M. Neuberger(4)	58,038	*
Harmon S. Spolan(4)	59,038	*
Denis E. Springer(4)	58,038	*
Nachum Stein(5)(6)	744,570	4.2%
G. Gary Yetman(7)	1,076,318	6.0%
All directors and executive officers as a group(8)	3,460,003	18.6%

*	Less than 1%
(1)	This does not include 1,812,586 shares held by The DB 2006 Trust and 1,782,536 shares held by The MB 2006 Trust, each for the benefit of family members of Mr. Bistricer, as to which Mr. Bistricer disclaims beneficial ownership. Includes 186,285 shares owned jointly with Mr. Bistricer’s spouse.
(2)	Includes options to purchase 177,594 shares of common stock that are currently exercisable.
(3)	Includes options to purchase 40,000 shares of common stock that are currently exercisable.
(4)	Includes options to purchase 2,500 shares of common stock that are currently exercisable.
(5)	This does not include 2,876,008 shares owned by Messrs. A. Hasenfeld, E. Hasenfeld and H. Hasenfeld, each a brother-in-law of Nachum Stein, certain family members of Nachum Stein and trusts for the benefit of certain family members of Nachum Stein, as to which Mr. Stein disclaims beneficial ownership.
(6)	Includes 110,240 shares owned by HSI Partnership. The partners of HSI Partnership are Messrs. A. Hasenfeld, E. Hasenfeld, H. Hasenfeld, and Nachum Stein. Each of the partners shares voting and investment power for the 110,240 shares. Also includes 479,686 shares owned jointly with Mr. Stein’s spouse.
(7)	Includes 15,477 shares owned by Mr. Yetman’s spouse and options to purchase 376,219 shares of common stock that are currently exercisable.
(8)	Does not include the 6,471,130 shares owned by certain family members of Nachum Stein and David Bistricer and trusts for the benefit of certain family members of Nachum Stein and David Bistricer (see footnotes 1 and 6). Includes shares beneficially owned by Richard Carr, J. Kurt Hennelly, Kenneth A. McAllister and Kathy Jo Van who were executive officers as of March 2, 2012. Includes options to purchase an aggregate of 1,044,082 shares of common stock that are currently exercisable.

Securities Ownership of Certain Beneficial Holders

The following table shows all persons we know to be direct or indirect owners of at least 5 percent of the Company’s common stock, except for directors and named officers, as of March 2, 2012, except as otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
5% Shareholders:
The DB 2006 Trust(1)	1,812,586	10.3%
The MB 2006 Trust(2)	1,782,536	10.1%
Raging Funds(3)	1,647,803	9.4%

(1)	Based on a Schedule 13G/A filed by The DB 2006 Trust on February 12, 2010, a majority of the trustees of The DB 2006 Trust, acting together, have the power to vote and to dispose or direct the vote and disposition of 1,812,586 shares. Ester Bistricer, spouse of David Bistricer, Michael Friedman and Lester E. Lipschutz are the trustees of The DB 2006 Trust. The address of The DB 2006 Trust is c/o David Bistricer, 4611 12th Avenue, Brooklyn, New York 11219.
(2)	Based on a Schedule 13G/A filed by The MB 2006 Trust on February 12, 2010, a majority of the trustees of The MB 2006 Trust, acting together, have the power to vote and to dispose or direct the vote and disposition of 1,782,536 shares. Elsa Bistricer, spouse of Moric Bistricer, Michael Friedman and Lester E. Lipschutz are the trustees of The MB 2006 Trust. The address of The MB 2006 Trust is c/o David Bistricer, 4611 12th Avenue, Brooklyn, New York 11219.
(3)	Based on a Schedule 13G/A filed on February 13, 2012 jointly by Raging Capital Fund, LP (“Raging Capital Fund”), Raging Capital Fund (QP), LP (“Raging Capital Fund QP” and together with Raging Capital Fund, the “Raging Funds”), Raging Capital Management, LLC (“Raging Capital”) and William C. Martin (“Mr. Martin”). Raging Capital Fund, Raging Capital Fund QP, Raging Capital and Mr. Martin have shared power to vote and to dispose or direct the vote and disposition of 641,927, 1,005,876, 1,647,803 and 1,647,803 shares, respectively. Raging Capital is the general partner of each of the Raging Funds. Mr. Martin is the managing member of Raging Capital. By virtue of these relationships, each of Raging Capital and Mr. Martin may be deemed to beneficially own the shares of the Company’s common stock owned directly by the Raging Funds. The principal business address of each of the Raging Funds and Mr. Martin is 254 Witherspoon Street, Princeton, New Jersey 08542.

RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions

The Company’s Audit Committee charter provides that the Audit Committee shall review and appraise the fairness of related party transactions. In accordance with such charter, our Audit Committee has adopted a written Related Party Transactions Policy.

Under the policy, our Chief Financial Officer will identify related person transactions requiring Audit Committee review pursuant to our Audit Committee charter from transactions that are:

•	disclosed in director and officer questionnaires;

•	reported directly by the related person or by another employee of the Company; or

•	identified from accounting records based on a list of related persons.

If the Company has a related person transaction that requires Audit Committee approval in accordance with the policies set forth in our Audit Committee charter, we will either seek that approval before we enter the transaction or, if that timing is not practical, we will ask the Audit Committee to ratify the transaction.

In determining whether to approve or ratify a related person transaction, the Audit Committee will consider the following items, among others:

•	the related person’s relationship to the Company and interest in the transaction;

•	the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved;

•	the benefits to the Company of the transaction;

•	if applicable, the availability of other sources of comparable products or services;

•	an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally;

•	whether a transaction has the potential to impair director independence; and

•	whether the transaction constitutes a conflict of interest.

Related Person Transactions

Lease for Corporate Headquarters

The Company leases its corporate headquarters facility in Waukegan, Illinois from HQ2 Properties, LLC. Three of our directors (Messrs. Bistricer, Stein and Yetman) and one of our executive officers (Mr. Burger) are the major equity owners of HQ2 Properties, LLC.

The rent payable under the lease consists of base rent, which was approximately $347,000 in 2004 and escalates to approximately $444,000 in 2015, each calculated pursuant to the terms of the lease. We paid $475,000 and $330,000 pursuant to the lease in 2011 and 2010, respectively. The aggregate amount due under the lease from January 1, 2011 until the end of the term is $2,088,000.

Leases with DJR Ventures, LLC

Until January 16, 2012, we had leased three manufacturing facilities from DJR Ventures, LLC in which Richard Carr, our Executive Vice President, Operations, has a substantial minority interest. We paid a total of $1,105,000 and $1,176,000 in 2011 and 2010, respectively, pursuant to the leases. On January 16, 2012, we purchased these three manufacturing facilities for $6,505,000.

Shareholders Agreement

Shareholders holding approximately 46.8% of our shares as of the date of this Proxy Statement are parties to a shareholders agreement, dated October 11, 2006, which we refer to as the “shareholders agreement.” Shareholders subject to the shareholders agreement include G. Gary Yetman, Richard N. Burger, Nachum Stein, National Society for Hebrew Day Schools, Mr. Stein’s children and their spouses, certain in-laws of Mr. Stein and various trusts for the respective benefit of David Bistricer, Mr. Bistricer’s father, Nachum Stein and certain of Mr. Stein’s in-laws.

Right of First Refusal

In the event that any shareholder subject to the shareholders agreement desires to sell shares of our common stock to a third party, the other shareholders subject to the shareholders agreement have the right to offer to purchase such shares on the same terms prior to any such sale.

Registration Rights

We granted those shareholders who are a party to the shareholders agreement incidental, or “piggyback,” registration rights with respect to their shares of our common stock.

Amendment

Subject to certain exceptions, the shareholders agreement may be amended only with the written consent of the holders of two-thirds of the shares subject to the shareholders agreement.

Termination

The shareholders agreement shall remain in full force and effect in accordance with its terms until October 11, 2013, although it may be terminated earlier with the written consent of the holders of two-thirds of the shares subject to the shareholders agreement.

EXECUTIVE COMPENSATION

Our Compensation Process

The Compensation Committee makes the compensation decisions for our named executive officers. The Compensation Committee is comprised of Dennis J. Martin, Isaac M. Neuberger and Denis E. Springer. The Board has determined that Messrs. Martin, Neuberger and Springer are independent directors. Neither the Chief Executive Officer nor any other officer of the Company is a member of the Compensation Committee.

The Compensation Committee reviews and approves corporate goals and objectives against which it evaluates our Chief Executive Officer’s performance. The Compensation Committee, together with the Board, determines and approves the Chief Executive Officer’s compensation level based on this evaluation. To accomplish this, the Compensation Committee makes a recommendation on the Chief Executive Officer’s compensation level to the Board for its final determination and approval. The Chief Executive Officer is not present during this discussion. Our Compensation Committee charter provides that the goals and objectives for the Chief Executive Officer should consist of objective criteria, including goals for performance of the business, the accomplishment of long-term strategic objectives and the development of management. In determining the long-term incentive component of our Chief Executive Officer’s compensation, the Compensation Committee charter provides that the Compensation Committee should consider, among other things, our performance and shareholder returns as compared to similar companies, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to our Chief Executive Officer in past years.

The Compensation Committee reviews the Chief Executive Officer’s proposal with respect to the compensation of our other executive officers and makes a recommendation to the Board on the amount of compensation that should be paid to them. The Chief Executive Officer may be present during these discussions but may not vote.

In past years, including in 2011, we have engaged Hay Group, Inc. as a compensation consultant to provide market data with respect to levels of base salary, bonus and long-term incentives for executives. However, while we reviewed such market information, it was only one factor among several that we considered in establishing executive compensation levels and mix, and we did not make use of any formula incorporating such data.

When making compensation decisions for 2011, the Board of Directors evaluated the performance of our Chief Executive Officer and took this evaluation into consideration when approving his compensation package. With respect to the other named executive officers, the Chief Executive Officer evaluated their performance and, based on this evaluation, made recommendations to the Board of Directors with respect to compensation decisions.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (2)($)	Total ($)
G. Gary Yetman	2011	694,731	1,043,101	—	—	24,575	1,762,307
President and Chief Executive Officer	2010	678,078	869,876	1,385,883	—	46,479	2,980,316

Richard N. Burger	2011	420,096	520,000	—	—	17,282	957,378
Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2010	410,000	526,031	396,170	—	19,488	1,351,689

Michael A. Frigo	2011	410,000	246,000	—	—	15,042	671,042
Executive Vice President, OEM Group	2010	410,000	197,556	55,668	—	14,700	677,924

(1)	With respect to stock awards for 2010, this column discloses the grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718 based on the probable outcome of the award’s performance conditions. For all assumptions used in these calculations, see Note 12 to the Company’s audited financial statements contained in our annual report on Form 10-K filed on March 13, 2012. The RSUs have a term of ten years and vest in increments upon the Company’s common stock attaining three separate incrementally increasing stock price goals beginning with a price representing approximately 350 percent of the average stock price per share on the grant date. The following values of the awards assume the highest level of performance conditions will be achieved: Mr. Yetman 74,250 RSUs – $1,150,875, 128,340 RSUs –$2,238,250 and 128,250 RSUs – $2,479,073, respectively; Mr. Burger 22,562 RSUs – $349,703, 36,000 RSUs – $627,840 and 36,000 RSUs – $695,880, respectively; Mr. Frigo 3,000 RSUs – $46,500, 5,040 RSUs – $87,898 and 5,250 RSUs – $101,483, respectively.
(2)	All Other Compensation includes the following amounts:

	Year	Car allowance ($)(a)	Club Memberships ($)	Tax Planning Advice ($)	Life and Disability Insurance ($)	401 (K) Matching Contributions and Other Credits ($)	Total ($)
G. Gary Yetman	2011	1,737	3,259	2,300	8,604	8,575	24,575
Richard N. Burger	2011	3,034	—	—	5,673	8,575	17,282
Michael A. Frigo	2011	6,467	—	—	—	8,575	15,042

(a)	In 2011, we leased an automobile for Mr. Burger and provided Mr. Yetman with the use of a Company-owned vehicle. The value of their personal use is based on the gross capitalized cost determined at the time of the lease multiplied by the personal miles driven. Personal use included commuting miles in addition to a percent mile charge for gasoline. Mr. Frigo received a car allowance during 2011. The value of personal use of an automobile is based on the allowance received multiplied by the personal miles driven. Personal use includes commuting miles in addition to a percent mile charge for gasoline.

Discussion of Summary Compensation Table

Annual Bonus Awards—Our annual bonus awards for 2011 were based on the achievement of certain Company-wide performance goals primarily related to the Company’s measure of Adjusted EBITDA. We define EBITDA as net income before interest, income taxes, depreciation and amortization expense. Adjusted EBITDA is our measure of EBITDA adjusted to exclude the impact of certain specifically identified items.

Long-Term Incentive Awards—On March 2, 2010, we awarded performance-based restricted stock units (RSUs) under the Long-Term Incentive Plan as follows:

Name	Shares (#)(1)
G. Gary Yetman	330,840
Richard N. Burger	94,562
Michael A. Frigo	13,290

(1)	The RSUs have a term of ten years and vest in increments upon the Company’s common stock attaining three separate incrementally increasing stock price goals beginning with a price representing approximately 350% of the average stock price per share on the grant date as follows: Mr. Yetman – 74,250 RSUs, 128,340 RSUs and 128,250 RSUs, respectively; Mr. Burger – 22,562 RSUs, 36,000 RSUs and 36,000 RSUs, respectively; Mr. Frigo – 3,000 RSUs, 5,040 RSUs and 5,250 RSUs, respectively. Upon each vesting date, two-thirds of the corresponding RSUs will settle in shares of the Company’s common stock and one-third will settle in cash, in each case subject to applicable tax withholding.

In July 2011, the first stock price goal for the performance-based RSUs was met, resulting in the following numbers of RSUs vesting: Mr. Yetman – 74,250 RSUs; Mr. Burger – 22,562 RSUs; and Mr. Frigo – 3,000 RSUs.

Employment Agreements—Pursuant to their employment agreements, Messrs. Yetman and Burger initially received an annual CPI-adjusted salary starting at $550,000 and $375,000, respectively, plus a bonus of up to 100% of base salary for each year as determined by our Board of Directors based on attainment of performance goals conveyed to the employee. Pursuant to his employment agreement, Mr. Frigo receives an annual salary starting at $400,000. Mr. Frigo is eligible to receive a bonus of up to 60% of base salary for each year as determined by our Board of Directors based on attainment of performance goals conveyed to the employee. The cash performance bonus may be increased in any year in the discretion of the Board of Directors or an appropriate Board committee. Mr. Yetman also receives term life insurance in an amount not less than $1,000,000, health and country club memberships and has the right to one director seat on the Board of Directors of the Company and each of its affiliates. Messrs. Yetman and Burger each receive supplemental disability insurance in an amount equal to the amount they were receiving under their previous employment agreements.

The term of the employment agreements for Messrs. Yetman and Burger is a rolling three-year period such that upon each day of service, each agreement automatically renews for one additional day, unless terminated by either party. The term of the employment agreement for Mr. Frigo is a rolling one-year period such that upon each day of service, the agreement automatically renews for one additional day, unless terminated by either party.

Termination Provisions and Restrictive Covenants—We may terminate the employment of any of our named executive officers for “Cause,” which is defined in the employment agreements with Messrs. Yetman and Burger as:

•	gross neglect or willful failure to perform duties in all material respects after written demand and 30-days’ notice from the Board of Directors;

•	a willful and material breach of the agreement by the employee which is not cured within 30 days of notice of said breach;

•	fraud or embezzlement; or

•

the employee’s conviction or entry of a plea of nolo contendere for a crime involving moral turpitude or any other crime materially impairing or materially hindering the employee’s ability to perform his employment duties.

“Cause” is defined in the employment agreement with Mr. Frigo as:

•	gross misconduct;

•	material nonperformance after two weeks’ notice from the Company;

•	material breach of the agreement;

•

the employee’s conviction or entry of a plea of nolo contendere to any felony or misdemeanor or the entry of any final civil judgment in connection with any allegation of fraud, misrepresentation, misappropriation or any other intentional tort or statute violation;

•	insubordination;

•	violation of the Company’s sexual harassment/anti-discrimination policies; or

•	a court order prohibiting the employee from working for the Company for a period that extends beyond six months.

Messrs. Yetman and Burger may terminate their employment agreements at any time within 90 days of the occurrence of an event that constitutes “Good Reason,” which is defined as:

•	a material reduction in base compensation, excluding an insubstantial and inadvertent failure that is remedied within 15 days’ notice by the employee;

•	a significant reduction in responsibilities or duties;

•	a 35-mile relocation of the office where the employee works;

•	a change in control; or

•	other willful failure or willful breach by the Company of any material obligations of the agreement.

The employment agreements require Messrs. Yetman and Burger to give written notice to the Board of Directors of an intention to terminate employment for Good Reason, and the Company shall have 30 days after such written notice is given in which to remedy the condition. Messrs. Yetman and Burger each must give three months’ notice to terminate his employment agreement without Good Reason.

Mr. Frigo may terminate his employment agreements in the event of a “Substantial Breach,” which is defined as:

•	a material reduction in the employee’s responsibilities below the position of a senior manager;

•	a material reduction in salary; or

•	a willful failure or willful breach by the Company of any materials obligations of the agreement.

The employment agreement requires Mr. Frigo to give written notice to the Board of Directors of an intention to terminate his employment due to a Substantial Breach, and the Company shall have 30 days after such written notice is given in which to remedy the condition. Mr. Frigo must give two weeks’ notice to terminate his employment agreement for any reason.

If we terminate Mr. Yetman or Mr. Burger without Cause or if either of them terminates his employment with Good Reason, he shall be entitled to receive, in a lump sum, a payment equal to three times an amount equal to his base salary plus his average annual bonus for the two complete years immediately preceding the date of termination. His benefits shall continue for 36 months, any outstanding stock options or restricted stock shall be immediately vested and any life insurance policies maintained by us on the life of the employee shall be converted into fully paid term policies assigned to the employee. In the event that Mr. Yetman or Mr. Burger terminates employment because of his death or disability, he (or his estate) shall be entitled to receive, in a lump sum, a payment equal to one year’s salary and his average annual bonus for the two complete years immediately preceding the date of termination. His benefits shall continue for 12 months, any outstanding stock options or restricted stock shall be immediately vested and any life insurance policies maintained by us on the life of the employee shall be converted into fully paid term policies assigned to the employee.

If we terminate Mr. Frigo without Cause or if he terminates his employment after Substantial Breach, he shall be entitled to receive salary continuation payments for the remainder of the term of his employment agreement. The term of Mr. Frigo’s employment agreement is a rolling one-year period. In the event that Mr. Frigo terminates employment because of his disability, he shall be entitled to receive salary continuation payments for a period of six months or the remainder of the term of his employment agreement, whichever period ends first. In the event that Mr. Frigo terminates employment because of his death, he shall not be entitled to any additional payments after termination (other than accrued and unpaid salary as of the date of termination).

The employment agreements with Messrs. Yetman and Burger contain non-compete provisions that will last for one year following termination of employment; the non-compete clause is not applicable if the Company terminates the employee without Cause or the employee terminates his employment for Good Reason or the Company fails to make any payment or perform any obligation owed to him under the agreement. In addition, the employment agreements with Messrs. Yetman and Burger contain a confidentiality clause which is effective for no longer than three and one half years after an employee’s termination.

The employment agreement with Mr. Frigo contains non-compete provisions that last for the duration of the period in which he receives any salary continuation payments. His employment agreement also contains non-solicitation provisions that will last for one year following the termination of his employment. In addition, the employment agreement with Mr. Frigo contains a confidentiality clause which is effective at all times.

If we terminate Messrs. Yetman or Burger for Cause, the only payments he shall receive are accrued salary for the period he has worked and any bonus that may otherwise have become due for the fiscal year prior to the year of his employment termination. If we terminate Mr. Frigo for Cause, the only payment he shall receive is accrued salary for the period he has worked.

Change in Control—Under our employment agreements, Messrs. Yetman and Burger each receive a severance payment and accelerated vesting of his options and restricted stock if there is a change in control and if he terminates employment with the Company. We believe this so-called “double trigger,” by requiring both the change in control and a termination to occur, maximizes shareholder value because it prevents an unintended windfall for management in the event of a friendly change in control. Mr. Frigo’s employment agreement does not provide for any additional severance payments upon his termination following a change in control event.

Retirement Benefits—Our named executive officers are permitted to contribute a percentage of their salary to the Company’s 401(k) plan, up to the limitations established by law. For 2011, we matched an amount equal to $1 for each $1 of the first 1 percent of salary contributed and $0.50 for each additional dollar of the next 5 percent of salary contributed under the 401(k) plan (subject to limitations established by law). Participation in the Company’s 401(k) plan and receipt of matching contributions is also available to all full-time employees, subject to the terms of the 401(k) plan. Though matching contributions were suspended for a portion of 2009, we reinstated the Company matching contributions to the 401(k) plan for all participants, effective January 1, 2010. Our named executive officers do not participate in any defined benefit retirement plans such as a pension plan. We do not have any deferred compensation programs.

Outstanding Equity Awards at 2011 Fiscal Year-End

	Option Awards						Stock Awards
Name	Grant Date	No. of securities underlying unexercised options (#) exercisable	No. of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	No. of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: No. of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units, or other rights that have not vested ($)
G. Gary Yetman	3/3/2010	—	—		—	—	—		—	256,590	(3)	2,238,250
	2/2/2009	58,479	29,240	(1)	3.99	2/1/2019	29,240	(2)	254,385	—		—
	1/4/2008	58,500	—		8.38	1/3/2018	—		—	—		—
	10/11/2006	230,000	—		15.00	10/10/2016	—		—

Richard N. Burger	3/3/2010	—	—		—	—	—		—	72,000	(3)	627,840
	2/2/2009	25,063	12,531	(1)	3.99	2/1/2019	12,531	(2)	109,020	—		—
	1/4/2008	25,000	—		8.38	1/3/2018	—		—	—		—
	10/11/2006	115,000	—		15.00	10/10/2016	—		—	—		—

Michael A. Frigo	3/3/2010	—	—		—	—	—		—	10,290	(3)	87,898
	2/2/2009	3,333	1,667	(1)	3.99	2/1/2019	—		—	—		—
	1/4/2008	10,000	—		8.38	1/3/2018	—		—	—		—
	5/11/20077	25,000	—		23.62	5/10/2017	—		—	—		—

(1)	Contingent on continued employment, one-third of the options granted become exercisable on the first, second and third anniversaries of the grant date.

(2)	Contingent on continued employment, one-third of the shares of restricted stock become vested on the first, second and third anniversaries of the grant date. The market value is calculated using the closing price per share of the Company’s stock on the last trading day of the Company’s 2011 fiscal year, which was $8.70.
(3)	These are performance-based RSUs, two-thirds of which settle in shares of common stock and one-third of which are settled in cash. Based on SEC rules, we are reporting the value of outstanding performance-based RSUs based on the attainment of the second of three stock price goals which represented a price approximately 395% of the average stock price per share on the date of the grant, upon which 128,340 shares, 36,000 shares and 5,040 shares would vest for Messrs. Yetman, Burger and Frigo, respectively. For all assumptions used in the calculation, see Note 12 to the Company’s audited financial statements contained in our annual report on Form 10-K filed on March 13, 2012.

2011 Director Compensation

The following information sets forth the compensation paid to our directors during the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
David Bistricer	100,000	100,000	—	200,000
Shmuel D. Levinson	60,000	60,000	—	120,000
James G. London	20,000	60,000	—	80,000
Dennis J. Martin	70,000	60,000	—	130,000
Isaac M. Neuberger	65,000	60,000	—	125,000
Harmon S. Spolan	75,000	60,000	—	135,000
Denis E. Springer	80,000	60,000	—	140,000
Nachum Stein	100,000	100,000	—	200,000

(1)	Includes retainer fees and Board meeting fees earned in 2011.
(2)	This column discloses the grant date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718. The following table indicates the number of shares of restricted stock granted to each director on January 3, 2011, the grant date fair market value of such award, and the total unvested restricted stock awards held by each director as of December 31, 2011:

Name	2011 Award (#)	2011 Fair Market Value ($)	Total Unvested Awards (#)
David Bistricer	15,811	100,000	43,948
Shmuel D. Levinson	9,487	60,000	26,369
James G. London	9,487	60,000	—	(4)
Dennis J. Martin	9,487	60,000	26,369
Isaac M. Neuberger	9,487	60,000	26,369
Harmon S. Spolan	9,487	60,000	26,369
Denis E. Springer	9,487	60,000	26,369
Nachum Stein	15,811	100,000	43,948

(3)	No options were awarded to our directors during fiscal year 2011. As of December 31, 2011, our non-employee directors held the following outstanding option awards: David Bistricer – 0; Shmuel D. Levinson – 0; Isaac M. Neuberger – 2,500; Harmon S. Spolan – 2,500; Denis E. Springer – 2,500; Dennis J. Martin – 0; and Nachum Stein – 0.
(4)	Mr. London resigned as a director in April 2011. He has no unvested awards.

Narrative to Director’s Compensation Table

Our directors compensation policy provides that outside directors, other than the co-chairmen, each receive an annual retainer of $60,000 in cash (payable quarterly) and $60,000 in restricted common stock (issued annually on the first business day of each new fiscal year). Each co-chairman of the Board of Directors receives an annual retainer of $100,000 in cash (payable quarterly) and restricted common stock having a value of $100,000 (issued annually on the first business day of each new fiscal year). In addition, each member of the Audit Committee receives an additional annual retainer of $10,000 in cash (payable quarterly). Finally, in addition to the above, the chairperson of the Audit Committee receives an annual retainer of $10,000 in cash (payable quarterly) and the chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an annual retainer of $5,000 (payable quarterly). The shares of restricted stock will vest in three equal installments on each of the first three anniversaries of the January grant date.

All the directors will be reimbursed for their out-of-pocket expenses incurred in connection with the performance of Board duties.

AUDIT COMMITTEE REPORT

The Audit Committee consists of three members of the Board of Directors, each of whom has been determined by the Board of Directors to be financially literate, as contemplated by the NASDAQ listing standards. The Board has determined that Dennis J. Martin, Harmon S. Spolan and Denis E. Springer are “audit committee financial experts,” as that term is defined under Item 407(h) of Regulation S-K. Each member of the audit committee is independent of the Company and its management, as required by NASDAQ listing standards.

The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on the Company’s website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and financial reporting process and the performance, qualification and independence of the Company’s independent auditors, Deloitte & Touche LLP, to whom we refer as Deloitte.

The Company’s management prepares the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company’s management, Deloitte and other advisors.

The Audit Committee has reviewed and discussed the Company’s December 31, 2011 audited consolidated financial statements with management and with Deloitte.

The Audit Committee has also discussed with Deloitte all the matters required to be discussed by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended (“Communication with Audit Committees”) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received from Deloitte a letter providing the disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence with respect to any relationships between Deloitte and the Company that in its professional judgment may reasonably be thought to bear on independence. Deloitte has discussed its independence with us, and has confirmed in the letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the December 31, 2011 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

The foregoing report has been approved by the Audit Committee.

Dennis J. Martin

Harmon S. Spolan

Denis E. Springer

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The appointment of independent auditors will be approved annually by the Audit Committee and ratified by our shareholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of Deloitte & Touche LLP, who we refer to as Deloitte, as our independent auditors for the year ending December 31, 2012. Deloitte has been the Company’s independent registered public accountants since 2002.

Representatives of Deloitte will attend the Annual Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Independent Auditor Fee Information

The following table presents fees for professional audit services rendered by Deloitte for the audit of our annual consolidated financial statements for 2011 and 2010 and fees for other services rendered by Deloitte for fiscal year 2011 and 2010.

	2011	2010
Audit fees(1)	$1,465,000	$1,290,000
Audit-related fees(2)	$347,900	$410,000
Tax fees(3)	$320,360	$265,000
All other fees	$—	$—

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s consolidated annual financial statements and review of the quarterly financial statements.
(2)	Audit-related fees consist of fees billed for assurance and related services. In 2011 and 2010, this category consisted primarily of services related to registration statements, debt and equity offerings and consultation on business acquisition matters.
(3)	Tax fees, including costs, for the years ended December 31, 2011 and December 31, 2010 were for professional services related to tax compliance (preparation of tax returns), tax planning (consultation on matters related to tax accounting methods and business acquisition matters), and tax advice (consultation on matters related to audit issues and the IRS review of our corporate tax returns).

Pre-Approval Policy of Audit and Non-Audit Services

The Audit Committee charter requires the Audit Committee to approve all audit engagement fees and services and all permissible non-audit engagement fees and services with the independent auditor. The Audit Committee may delegate the pre-approval of permissible non-audit services to a single member of the Audit Committee. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. The types of services that may be covered by a general pre-approval include other audit services, audit-related services, tax services and permissible non-audit services. If a type of service is not covered by the Audit Committee’s general pre-approval, the Audit Committee, or one of its members, must review the service on a specific case-by-case basis and pre-approve it if such service is to be provided by the independent auditor. Annual audit services engagement fees and services require specific pre-approval of the Audit Committee. Any proposed services exceeding pre-approved costs also require specific pre-approval by the Audit Committee or one of its members. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

HOUSEHOLDING

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially offers the advantages of convenience for shareholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be “householding” our proxy materials. If a shareholder receives a householding notification from his, her or its broker, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Shareholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, if any shareholder that receives a “householding” notification wishes to receive a separate annual report and proxy statement at his, her or its address, such shareholder should also contact his, her or its broker directly. Shareholders who in the future wish to receive multiple copies may also contact the Company at 1530 Shields Drive, Waukegan, Illinois 60085, attention: Corporate Secretary.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

If you wish to submit a proposal to be considered for inclusion in the proxy material for the 2013 Annual Meeting of Shareholders, please send it to the Corporate Secretary, Coleman Cable, Inc., 1530 Shields Drive, Waukegan, Illinois 60085. Under the rules of the Securities and Exchange Commission, proposals must be received no later than December 11, 2012 and otherwise comply with the requirements of the Securities and Exchange Commission to be eligible for inclusion in the Company’s 2013 Annual Meeting of Shareholders proxy statement and form of proxy.

Our Amended and Restated By-Laws provide that if a shareholder desires to submit a proposal for consideration at an annual meeting of shareholders, or to nominate persons for election as directors, the shareholder must provide written notice of an intent to make such a proposal or nomination which the Secretary of the Company must receive at our principal executive offices no later than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of the shareholders. With respect to the 2013 Annual Meeting of Shareholders, such written notice must be received on or prior to December 11, 2012. The notice must meet the requirements set forth in our Amended and Restated By-Laws. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Exchange Act, management proxies would be allowed to use their discretionary voting authority to vote on any proposal with respect to which the foregoing requirements have been met.

OTHER MATTERS

The Board of Directors of the Company does not know of any matters which may be presented at the 2012 Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Shareholders. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,

/s/ Richard N. Burger
Richard N. Burger
Secretary

	☐	■

	COLEMAN CABLE, INC.

	ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints G. Gary Yetman and Richard N. Burger as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all the shares of Common Stock of Coleman Cable, Inc. (the “Company”) held of record by the undersigned on March 2, 2012, at the Annual Meeting of Shareholders on May 1, 2012, or any adjournment or postponement thereof.

	(Continued and to be signed on the reverse side)

■	14475	■

ANNUAL MEETING OF SHAREHOLDERS OF

COLEMAN CABLE, INC.

May 1, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER

ACCOUNT NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14990
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20330000000000000000 9	050112

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2012.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O David Bistricer O Dennis J. Martin O Denis E. Springer
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” the Election of Directors and “FOR” Proposal 2.

☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■